For Immediate Release
                            C&F FINANCIAL CORPORATION

Thursday, March 29, 2000

Contact:      Thomas Cherry, Senior Vice President & Chief Financial Officer
              (804) 843-2360


                    C&F Financial Announces Stock Repurchase

West  Point,  VA --  (NASDAQ:CFFI)  The  board  of  directors  of C&F  Financial
Corporation, the one bank holding company for Citizens and Farmers Bank, has authorized management to buy up to 10% of the Company's common stock over the next twelve months. The stock will be purchased in the open market and/or by privately negotiated transactions as management and the board of directors determines prudent. Larry Dillon, Chairman and CEO, stated, " with bank stocks trading at levels that are at their lowest in several years, we believe that buying back our stock at current price levels is a prudent use of our capital and will benefit our remaining shareholders in the long term. "

         C&F Financial Corporation operates ten retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary. Citizens and Commerce Bank, which operates as a division of Citizens and Farmers Bank, opened its first branch on November 15, 1999. Citizens and Commerce Bank is a retail bank serving the Richmond market specializing in small business services. The Company provides mortgage and title services through C&F Mortgage Corporation's nine offices. C&F Investment Services, Inc. provides a comprehensive range of investment services.